Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Coreworx, Inc., a wholly-owned subsidiary of Acorn Energy, Inc. (“Acorn”) of all the issued and outstanding shares of Decision Dynamics Technology Ltd. (“Decision Dynamics”) on April 30, 2010 in a transaction accounted for as a purchase business combination.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") as of March 31, 2010 has been prepared as if the acquisition occurred on March 31, 2010.  The Pro Forma Balance Sheet combines the historical consolidated balance sheet of Acorn, which is incorporated herein by reference, and Decision Dynamics, which is included herein, at March 31, 2010, and gives effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") have been prepared as if the acquisition had occurred on January 1, 2009.  These Pro Forma Statements of Operations combine the historical consolidated statements of operations of Acorn for the year ended December 31, 2009 and the three months ended March 31, 2010, which are incorporated herein by reference, with the historical consolidated statements of income of Decision Dynamics for the year ended December 31, 2009 and the three months ended March 31, 2010, respectively, which are included herein, and give effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The unaudited pro forma adjustments are based on an estimated purchase price and preliminary purchase price allocation made based on available information and assumptions that Acorn believes are reasonable.  Therefore, the amounts in the Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (collectively, the "Pro Forma Financial Information") are subject to change which could be material.  In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Financial Information. The Pro Forma Financial Information is provided for illustrative purposes only and do not purport to represent what Acorn’s results of operations or financial position would actually have been, had the acquisition occurred on such dates, nor do they purport to project the results of operations or financial position of Acorn for any future period or date.

The Pro Forma Financial Information should be read in conjunction with, and are qualified by reference to, the audited and unaudited consolidated financial statements and accompanying notes of Acorn and Decision Dynamics which are incorporated herein by reference and included herein, respectively.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
As  of March 31, 2010
(in thousands)

	Acorn	Decision Dynamics	Pro Forma Adjustments	Note	Pro Forma
ASSETS
Cash and cash equivalents	$18,554	$1,295			$19,849
Restricted deposits	876	—			876
Accounts receivable, net	5,165	769			5,934
Unbilled revenue and work-in-process	3,720	—			3,720
Inventory	2,439	—			2,439
Other current assets	2,269	114			2,383
Total current assets	33,023	2,178			35,201

Property and equipment, net	5,212	353			5,565
Other investments and loans to equity investees	2,808	—			2,808
Funds in respect of employee termination benefits	2,175	—			2,175
Restricted deposits	1,185	—			1,185
Other intangible assets, net	10,647	—	1,248	(1)	11,895
Goodwill	8,174	—	2,452	(1)	10,626
Deferred taxes	238	—			238
Other assets	139	31			170
Total assets	$63,601	$2,562			$69,863
LIABILITIES
Short-term bank credit and current maturities of long-term debt	$463	$—			$463
Trade accounts payable	2,068	571			2,639
Accrued payroll, payroll taxes and social benefits	1,340	—			1,340
Advances from customers	1,386	—			1,386
Other payables and accrued expenses	4,721	300	(250)	(1)	4,771
Total current liabilities	9,978	871			10,599

Liability for employee termination benefits	3,312	—			3,312
Long-term debt	379	—			379
Other liabilities	534	7	(6)	(1)	535
Total long-term liabilities	4,225	7			4,226

EQUITY
Acorn Energy, Inc. Shareholders
Common stock	154	26,684	(26,684)	(1)
			10	(1)	164
Additional paid in capital	70,217	2,981	(2,981)	(1)
			5,630	(1)	75,847
Warrants	274	345	(345)	(1)	274
Accumulated deficit	(26,466)	(28,326)	28,326	(1)	(26,466)
Treasury stock	(4,827)	—			(4,827)
Accumulated other comprehensive income	277	—			277
Total Acorn Energy, Inc. shareholders’ equity	39,629	1,684			45,269
Non-controlling interests	9,769	—			9,769
Total equity	49,398	1,684			55,038
Total liabilities and equity	$63,601	$2,562			$69,863

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2010
(in thousands, except per share data)

	Acorn	Decision Dynamics	Pro Forma Adjustments	Note	Pro Forma

Revenues	$7,854	$367			$8,221
Cost of sales	4,146	179	18	(2)	4,343
Gross profit (loss)	3,708	188			3,878

Research and development expenses	670	227			897
Selling, general and administrative expenses	6,321	941	11	(2)	7,273
Dividends received from EnerTech	(135)	—			(135)
Operating loss	(3,148)	(980)			(4,157)

Finance income (expense), net	50	(18)			32

Loss before provision for income taxes	(3,098)	(998)			(4,125)

Income tax expense	(75)	-			(75)
Net loss	(3,173)	(998)			(4,200)

Net loss attributable to non-controlling interests	50	—			50
Net loss attributable to Acorn Energy, Inc. shareholders	$(3,123)	$(998)			$(4,150)

Basic and diluted net loss per share attributable to Acorn Energy, Inc. shareholders	$(0.25)				$(0.31)

Weighted average number of shares outstanding attributable to Acorn Energy, Inc. shareholders - basic and diluted	12,498		1,000	(1)	13,498

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009
(in thousands, except per share data)

	Acorn	Decision Dynamics	Pro Forma Adjustments	Note	Pro Forma

Revenues	$31,317	$2,800			$34,117
Cost of sales	17,765	954	65	(2)	18,784
Gross profit	13,552	1,846			15,333

Research and development expenses, net of credits of $1,016	569	1,006			1,575
Selling, general and administrative expenses	18,517	2,244	41	(2)	20,802
Restructuring charges	—	180			180
Impairments	2,692	—			2,692
Operating loss	(8,226)	(1,584)			(9,916)

Finance expense, net	(231)	(49)			(280)
Gain on sale of shares in Comverge	1,403	—			1,403

Loss before provision for income taxes	(7,054)	(1,633)			(8,793)

Income tax benefit	744	—			744
Loss from operations of the Company and its consolidated subsidiaries	(6,310)	(1,633)			(8,049)
Share of income of Paketeria	263	—			263
Share of losses of GridSense	(129)	—			(129)
Net loss	(6,176)	(1,633)			(7,915)

Net loss attributable to non-controlling interests	420	—			420
Net loss attributable to Acorn Energy, Inc. shareholders	$(5,756)	$(1,633)			(7,495)

Basic and diluted net loss per share attributable to Acorn Energy, Inc. shareholders	$(0.50)				$(0.60)

Weighted average number of shares outstanding attributable to Acorn Energy, Inc. shareholders - basic and diluted	11,445		1,000	(1)	12,445

ACORN ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1

To consolidate Decision Dynamics equity and to record the preliminary allocation of the purchase price over the historical net assets of Decision Dynamics at March 31, 2010.  In accordance with generally accepted accounting principles, the assets and liabilities of Decision Dynamics are required to be adjusted to their fair values.  The purchase price of $5,640 represents the market value of the one million shares of Acorn common stock issued to the former shareholders of Decision Dynamics (based market price of Acorn shares on the date of the announcement of the transaction in accordance with generally accepted accounting principles). The issuance of the one million shares of Acorn common stock increased the Common Stock and the Additional Paid-in-Capital on the Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010 by $10 and $5,630, respectively.

The following pro forma adjustments give effect to the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information.  These adjustments are subject to the determination of the final purchase price as described above and completion of the valuations as of the date of consummation of the acquisition.  Valuations of the specifically identifiable intangible assets are in progress.  Consequently, the actual allocation of the purchase price could differ materially from that presented below.

Under the purchase method of accounting, the total consideration of $5,640 is allocated to Decision Dynamics’ identifiable tangible and intangible assets and liabilities assumed based on their estimated fair values as of the date of the completion of the transaction. The purchase price is preliminarily allocated to Decision Dynamics’ assets acquired and liabilities assumed, as follows:

Purchase price		$5,640

Book value of Decision Dynamics’ net assets	1,684
Adjustments to historical net book value:
Adjustment of deferred revenues	256
		(1,940)
Balance to allocate		3,700

Allocation to:
Customer contracts and relationships		(367)
Software		(881)
Purchase price in excess of fair value of net assets acquired (Goodwill)		$2,452

Under US GAAP, in a business combination revenue that appropriately has been deferred by the acquired enterprise may not represent an assumed liability, or the fair value of the assumed liability may be different from the amount of the deferred revenue on the acquired enterprise's balance sheet. The acquiring enterprise should recognize a liability for the deferred revenue only if the deferred revenue represents a legal performance obligation assumed by the acquiring enterprise. The amount assigned to that liability should be based on its fair value at the date of acquisition. The fair value of an assumed liability related to deferred revenue, would include the direct and incremental cost of fulfilling the obligation plus a normal profit margin. Accordingly, deferred revenues on Decision Dynamics’ balance sheet which are included in Other current liabilities ($300) and Other liabilities ($7) have been reduced by $250 and $6, respectively.

For purposes of the Pro Forma Financial Information, the estimated amount of goodwill generated by the transaction of $2,452 is not amortized in accordance with generally accepted accounting principles. Intangible assets with estimable useful lives are amortized over that period. The acquired intangible assets with estimable useful lives include approximately $367 for the estimated fair market value of Decision Dynamics’ customer contracts and relationships and approximately $881 for the estimated fair market value of Decision Dynamics’ software. The weighted average estimated useful life of these amortizable intangible assets is approximately 10.8 years. For every $1,000 increase or decrease, amortization expense may increase or decrease by approximately $93 based on the estimated weighted average useful life of intangible assets of 10.8 years.

NOTE 2

To record additional amortization for the fair value of acquired intangibles as follows:

	Three months ended March 31, 2010	Year ended December 31, 2009	Estimated useful life (in years)

Software	$18	$65	12
Customer contracts and related customer relationships	11	41	8
	$29	$106

NOTE 3

The reconciliation between Decision Dynamics’ financial statements in Canadian GAAP and Canadian dollars and the pro forma condensed financial statements presented in this report is as follows:

Decision Dynamics Technology Ltd.
Unaudited Condensed Consolidated Balance Sheet
As of March 31, 2010
(in thousands)

	Canadian GAAP(2)	US GAAP adjustment(3)	US GAAP Total	US GAAP Total (1)
	C$	C$	C$	US$

Cash and cash equivalents	$1,315		$1,315	$1,295
Accounts receivable	781		781	769
Other current assets	116		116	114
Property and equipment, net	359		359	353
Other assets	31		31	31
Total assets	$2,602		$2,602	$2,562

Accounts payable	$580		$580	$571
Other current liabilities	305		305	300
Other non-current liabilities	7		7	7
Total liabilities	892		892	878

Common stock	27,106		27,106	26,684
Additional paid in capital	3,028		3,028	2,981
Warrants	350		350	345
Accumulated deficit	(28,774)		(28,774)	(28,326)
Shareholders’ equity	1,710		1,710	1,684

Total liabilities and shareholder's equity	$2,602		$2,602	$2,562

(1)
The Decision Dynamics amounts included in the condensed pro forma consolidated balance sheet was translated into US dollars using an exchange rate of 0.9844 Canadian dollars per US dollar, which was the representative exchange rate for March 31, 2010.

(2)
The Decision Dynamics balance sheet statement was reclassified to conform to Acorn’s financial statements presentation. . 1) Non-current accounts receivable are presented under the item Other assets; 2) Deferred revenues is presented under the item Advances from customers; and 3) Long term deferred revenue is presented under the item Other liabilities.

(3)
As described in Note 6 of the interim consolidated unaudited financial statements as of March 31, 2010, the application of US GAAP would not have a significant impact on total assets, total liabilities or total shareholders’ equity.

Decision Dynamics Technology Ltd.
Unaudited Condensed Statement of Operations
For the Three months Ended March 31, 2010
(in thousands)

	Canadian GAAP(6)	US GAAP adjustment(5)	US GAAP Total	US GAAP Total (4)
	C$	C$	C$	US$

Revenues	$382		$382	$367
Cost of sales	186		186	179
Gross profit	196		196	188
Research and development expenses	236		236	227
Selling, general and administrative expenses	980		980	941
Operating loss	(1,020)		(1,020)	(980)
Finance expense, net	(19)		(19)	(18)
Net loss before tax benefit	(1,039)		(1,039)	998)
Income tax benefit	-		-	-
Net loss	$(1,039)		$(1,039)	$(998)

(4)
The Decision Dynamics amounts included in the condensed pro forma consolidated statement of operations was translated into US dollars using an exchange rate of 0.9607 Canadian dollars per US dollar, which was the average of the representative exchange rate for the three months ended March 31, 2010.

(5)
The Decision Dynamics statement of operations was reclassified to conform to Acorn’s financial statements presentation. 1) General and administration, Selling and marketing, Amortization of property and equipment, Stock based compensation and Loss on disposal of equipment are all presented under the item Selling, general and administrative expenses; and 2) Foreign exchange loss (gain), Interest income and Interest expense are all presented under the item Finance expense, net.

(6)	As described in Note 6 of the interim consolidated unaudited financial statements as of March 31, 2010, the application of US GAAP would not have a significant impact on net income.

Decision Dynamics Technology Ltd.
Unaudited Condensed Statement of Operations
For the Year Ended December 31, 2009
(in thousands)

	Canadian GAAP(8)	US GAAP adjustment(9)	US GAAP Total	US GAAP Total (7)
	C$	C$	C$	US$

Sales	$3,198		$3,198	$2,800
Cost of sales	1,090		1,090	954
Gross profit	2,108		2,108	1,846
Research and development expenses	1,149		1,149	1,006
Selling, general and administrative expenses	2,563		2,563	2,244
Restructuring charges	206		206	180
Operating loss	(1,810)		(1,810)	(1,584)
Finance expense, net	(56)		(56)	(49)
Net loss	$(1,866)		$(1,866)	$(1,633)

(7)
The Decision Dynamics amounts included in the condensed pro forma consolidated statement of operations was translated into US dollars using an exchange rate of 0.8760 Canadian dollars per US dollar, which was the average of the representative exchange rate for the year ended December 31, 2009.

(8)
The Decision Dynamics statement of operations was reclassified to conform to Acorn’s financial statements presentation. The main reclassifications are: 1) General and administration, Selling and marketing, Amortization of property and equipment and (Gain) loss on disposal of equipment and leasehold improvements are all presented under the item Selling, general and administrative expenses; and 2) Foreign exchange loss (gain), Interest income and Interest expense are all presented under the item Finance expense, net.

(9)	As described in Note 16 of the consolidated audited financial statements as of December 31, 2009, the application of US GAAP would not have a significant impact on net income.